UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2018

TopBuild Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36870	47-3096382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida 32114
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (386) 304-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2018, a subsidiary of TopBuild Corp., a Delaware corporation (the “Company”), entered into a separation agreement with the Company’s former Vice President and Controller, Paul Joachimczyk (the “Separation Agreement”), pursuant to which the Company agreed to pay Mr. Joachimczyk a severance payment in the aggregate amount of $434,000, comprising one-year’s salary and what would otherwise have been Mr. Joachimczyk’s target bonus for 2018.  The Separation Agreement additionally contains, among other things, customary releases, confidentiality, and non-disparagment provisions.  The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement, dated June 15, 2018, by and between TopBuild Corp. and Paul Joachimczyk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

Date: June 21, 2018	By:	/s/ John S. Peterson
John S. Peterson
Vice President and Chief Financial Officer